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                                                                    Exhibit 5.1

                               October 30, 1997


Republic ancshares, Inc.
111 Second Avenue, N.E.
St. Petersburg, Florida 33701

                 Re:      6.0% Convertible Subordinated Debentures due 2011


Gentlemen:


         We refer to the Registration Statement (the "Registration Statement") on Form S-2 filed by Repulic Bancshares, Inc. (the "Company") for the purpose of registering under the Securities Act of 1933 (the "Securities Act") up to in 6,000,000 in aggregate principal amount of the Company's 6.0% Convertible Subordinated Debentures due 2011 (the "Debentures") and the shares of the Company's Common Stock, par value $2.00 per share (the "Common Stock"), issuable upon conversion of the Debentures, pursuant to the Indenture between the Company and SouthTrust Bank, National Association, as indenture trustee (the "Indenture").


         In connection with the foregoing registration, we have acted as counsel for the Company and have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials and representatives of the Company and other documents as we deemed it necessary to require as a basis for the opinions expressed below.


         On the basis of the foregoing, and having regard for legal consideration we deem relevant, it is our opinion that: (i) the Debentures constitute binding obligations of the Company to the holders hereof; and (ii)





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Reptron Electronics, Inc.
August 4, 1997
Page 2


delivered in accordance with the terms of the Indenture; and (d) the Debentures are valid and legally binding obligations of the Company; and

         2. The Common Stock issuable upon conversion of the Debentures has been duly authorized and reserved for issuance by the Company and, if and when issued upon conversion of the Debentures in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable.


         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to this firm under the caption "Legal Matters" contained in the prospectus filed as part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,

                                    HOLLAND & KNIGHT LLP


                                    By: /s/ CHESTER E. BUCHELLER
                                       --------------------------
                                             CHESTER E. BUCHELLER